Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Salt Funds Trust, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Salt Funds Trust for the period ended June 30, 2018 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Salt Funds Trust for the stated period.

/s/Alfred Eskandar Alfred Eskandar President (principal executive officer), Salt Funds Trust	/s/Anthony Barchetto Anthony Barchetto Treasurer (principal financial officer), Salt Funds Trust
Dated: September 5, 2019	Dated: September 5, 2019

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Salt Funds Trust or purposes of Section 18 of the Securities Exchange Act of 1934.